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                           SHUMAKER, LOOP & KENDRICK
                                ATTORNEYS AT LAW

        NORTH COURTHOUSE SQUARE 1000 JACKSON    TOLEDO, OHIO 43624-1573
                            TELEPHONE (419) 241-9000
                               FAX (419) 241-6894

                                 July 30, 1997

Commercial Bancshares, Inc.
118 S. Sandusky Avenue
Upper Sandusky, Ohio 43351

                  Re: Registration Statement on Form S-8 for the
                      Commercial Bancshares, Inc. 1997 Stock Option
                      Plan

Sir or Madam:

         We have assisted Commercial Bancshares, Inc. (the "Company") with the preparation and filing of its Registration Statement on Form S-8 with the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933, as amended, for the registration of 150,000 shares of the common stock of the Company, without par value (the "Shares"), issuable to eligible employees of the Company upon the exercise of stock options granted under the Company's 1997 Stock Option Plan (the "Plan").

         In connection with the following opinion, we have examined and have relied upon such documents , corporate records, certificates, statements and instruments as we have deemed necessary and appropriate to render the opinion herein set forth, prepared. We have assumed, with your permission, that all stock certificates representing the Shares will be prepared, executed by appropriate officers, and delivered in a manner consistent with the Company's Articles and Code of Regulations.

         Based upon the foregoing, it is our opinion that when stock options granted under the Plan are exercised in a manner consistent with the terms of the Plan and the terms of properly executed stock option agreements, the Shares will be validly authorized and issued, fully paid and nonassessable.

         The undersigned hereby consents to the filing of this opinion as
Exhibit 5.1 to the Registration Statement.

                                            Very truly yours,

                                             /s/ SHUMAKER, LOOP & KENDRICK, LLP

                                             SHUMAKER, LOOP & KENDRICK, LLP